UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 5, 2022

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2022, DURECT Corporation (the “Company”) announced the appointment of Timothy M. Papp, age 46, as Chief Financial Officer of the Company effective July 1, 2022, pursuant to an offer letter entered into on June 21, 2022.

Mr. Papp brings over 25 years of corporate finance experience to the Company, including over 15 years in the Biopharma sector.  Prior to joining DURECT, he was a Managing Director of Healthcare Investment Banking at RBC Capital Markets from February 2020 to July 2021.  Previously he was a Managing Director of Healthcare Investment Banking at Stifel, where he worked from October 2010 to February 2020.  Mr. Papp holds a B.S. in Economics from Duke University and an M.B.A. from The Wharton School of Business with a concentration in Finance.

Offer Letter with Mr. Papp

In connection with his appointment, the Company and Mr. Papp entered into an offer letter on June 21, 2022 (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Papp will receive a base salary of $415,000 annually.  Mr. Papp is eligible to participate in the Company’s bonus plan with a target bonus up to 40% of his base salary (pro-rated for 2022).  He will also be granted a stock option to purchase 600,000 shares of the Company’s common stock under the Company’s 2000 Stock Plan on July 1, 2022, which will vest as to one-fourth (1/4) of the total shares subject to the option on the one-year anniversary of the date of grant and as to one-sixteenth (1/16) of the total shares subject to the option at the end of each three-month period following the one-year anniversary of the grant.  Mr. Papp is eligible to participate in the Company’s standard form of indemnification agreement for the Company’s officers and directors.  Mr. Papp’s stock option awards will be subject to the terms of the Company’s Change of Control Policy, which provides for certain vesting and severance benefits for officers in the event of termination in connection with a change of control.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings, other than the offer letter between the Company and Mr. Papp described above, pursuant to which Mr. Papp was appointed as Chief Financial Officer of the Company.  There are no family relationships between Mr. Papp and any director or officer of the Company and Mr. Papp has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 5, 2022, the Company issued a press release announcing the appointment of Mr. Papp as Chief Financial Officer of the Company. A copy of the press release is furnished hereto as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Offer letter between Timothy M. Papp and DURECT Corporation

99.1	Press Release of DURECT Corporation dated July 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: July 5, 2022	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

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